Exhibit 95.1

Mine Safety Disclosures

The operation of Summit Materials, Inc.’s and its subsidiaries’ (collectively, the “Company’s”) domestic aggregates quarries and mines are subject to regulation by the federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders may be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (“SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and types of operations (underground or surface); (ii) the number of citations issued will vary from inspector to inspector and location to location; and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The Company has provided the information below in response to the rules and regulations of the SEC issued under Section 1503(a) of the Dodd-Frank Act. The disclosures reflect U.S. mining operations only, as the requirements of the Dodd-Frank Act and the SEC rules and regulations thereunder do not apply to the Company's quarries and mines operated outside the United States.

The Company presents the following items regarding certain mining safety and health matters for the year ended December 31, 2022 as applicable (Appendix 1):

•Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under Section 104 of the Mine Act for which the Company has received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•Total number of orders issued under Section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except authorized persons) from the affected area of a quarry or mine.

•Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•Total number of flagrant violations under Section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•Total number of imminent danger orders issued under Section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•Total dollar value of proposed assessments from MSHA under the Mine Act. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the reports. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•Total number of mining-related fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under Section 104(e) of the Mine Act. If MSHA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•Legal actions before the Federal Mine Safety and Health Review Commission (the “Commission”) pending as of the last day of period.

•Legal actions before the Commission initiated during period.

•Legal actions before the Commission resolved during period.

The Commission is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. There were no legal actions pending before the Commission for any of the Company’s quarries or mines, as of or during the year ended December 31, 2022.

Appendix 1 follows.

Appendix 1

										Total			Received
					Total					Dollar	Total	Received	Written			Total
					Number of					Value of	Number of	Written	Notice of			Dollar	Number of
					Section 104	Section 104(b)	Section 104(d)			Proposed	Mining	Notice Under	Potential	Number of	Number of	Value of	Complaints of
				Number of	S&S	Citations and	Citations and	Section 110(b)(2)	Section 107(a)	MSHA	Related	Section 104(e)	Violation under	Contested	Contested	Penalties in	Discharge or
Name of Company	Name or Operation	MSHA ID	State	Inspections	Citation	Orders	Orders	Violations	Orders	Assessments	Fatalities	(yes/no)	104(e) (yes/no)	Citations	Penalties	Contest	Discrimination
Alleyton Resources	4L Ranch	4104416	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Altair Plant	4104375	TX	5	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Columbus	4104393	TX	8	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Duncan Plant	4105187	TX	6	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Eagle Lake	4104889	TX	4	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Ellinger	4104154	TX	6	1	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Florence Quarry	4104807	TX	9	2	—	—	—	—	273	—	No	No	1	—	273	—
Alleyton Resources	Hanna's Bend Plant	4104631	TX	4	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Hays Quarry	4104514	TX	6	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Hockley Pit	4103491	TX	9	1	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	KC-Portable 2 (WY)	4801625	WY	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Monahan	4104552	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Romayor	4104893	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Smith Plant	4105210	TX	9	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Spring	4105125	TX	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Vox Plant	4105081	TX	6	—	—	—	—	—	—	—	No	No	—	—	—	—
Alleyton Resources	Wegenhoft	4102916	TX	5	1	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Andrews Quarry	3800757	SC	2	—	—	—	—	—	133	—	No	No	—	—	—	—
American Materials	Bailey Mine	3102289	NC	1	—	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Black Creek Sand Mine	3800722	SC	3	—	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	DIXIANA MINE	3800125	SC	3	2	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Dupree Mine	3102282	NC	1	1	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Edisto Sand	3800745	SC	2	—	—	—	—	—	399	—	No	No	—	—	—	—
American Materials	Gresham Mine	3800673	SC	2	—	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	IVANHOE PIT	3102011	NC	2	—	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Johnsonville Plant	3800608	SC	1	—	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Lanier Sand	3800535	SC	1	1	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Pinner Mine	3102105	NC	—	—	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Richardson Mine	3800719	SC	2	—	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Shuler Mine	3800124	SC	1	—	—	—	—	—	—	—	No	No	—	—	—	—

American Materials	Sumter County Sand	3800575	SC	5	—	—	—	—	—	—	—	No	No	—	—	—	—
American Materials	Wade Mine	3102089	NC	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Austin Materials	Florence Quarry	4104807	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Austin Materials	Hays Quarry	4104514	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Boxley Aggregates-Blue Ridge Plant	4400014	VA	12	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Boxley Aggregates-Fieldale Plant	4400074	VA	10	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Boxley Aggregates-Lawyers Rd Plt	4400015	VA	14	1	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Boxley Aggregates-Mt Athos Plant	4400106	VA	3	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Boxley Aggregates-Piney River Plant	4400035	VA	9	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Boxley Aggregates-Rich Patch Quarry	4406897	VA	3	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Boxley Buckingham Slate Quarry	4400061	VA	12	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Boxley Carnsville	901265	GA	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Broad River Crushed Stone, LLC	901225	GA	5	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Georgia Stone Buckhorn Quarry	3800715	SC	4	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Georgia Stone Forsyth Quarry	901124	GA	5	1	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Jefferson	901260	GA	9	1	—	—	—	—	234	—	No	No	—	—	—	—
Boxley Materials	McLanahan Crushed Stone	900050	GA	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	Ocala	801377	FL	3	2	—	—	—	—	—	—	No	No	—	—	—	—
Boxley Materials	PSC1 - EXTEC 5000S Screen	4404196	VA	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Albany Plant	2302456	MO	1	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Big Spring	2300951	MO	3	—	—	—	—	—	133	—	No	No	—	—	—	—
Con-Agg of MO	Boon Quarries East	2300078	MO	5	1	—	—	—	—	5,694	—	No	No	—	—	—	—
Con-Agg of MO	Boon Quarries West	2300022	MO	3	—	—	—	—	—	133	—	No	No	—	—	—	—
Con-Agg of MO	Boone Quarries Houstonia	2302119	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Boone Quarries Jeff City BQJC	2302221	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Boone Quarries Millersburg	2300160	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Boone Quarries Riggs	2302099	MO	4	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Boone Quarries Tipton	2301586	MO	3	—	—	—	—	—	133	—	No	No	—	—	—	—
Con-Agg of MO	Boone Quarries-North Telsmith Plant	2301894	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Boonville Quarry	2300097	MO	4	—	—	—	—	—	133	—	No	No	—	—	—	—
Con-Agg of MO	Con-Agg LLC dba Boone Quarries	2302153	MO	3	2	—	—	—	—	661	—	No	No	—	—	—	—
Con-Agg of MO	Harrisburg Plant 671	301603	AR	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Huntsville Quarry	2302004	MO	5	—	—	—	—	—	—	—	No	No	—	—	—	—

Con-Agg of MO	Jonesboro Plant 675	300566	AR	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Marshall Junction Quarry	2301253	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Marshall Quarry	2300099	MO	5	—	—	—	—	—	266	—	No	No	—	—	—	—
Con-Agg of MO	Mid-Missouri Limestone	2302009	MO	7	1	—	—	—	—	1,158	—	No	No	—	—	—	—
Con-Agg of MO	Mid-Missouri Limestone New Haven	2301765	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Mid-Missouri Limestone Reform	2301447	MO	1	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Norris Quarries Plant # 02	2302541	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Norris Quarries Plant # 1	2301929	MO	10	1	—	—	—	—	321	—	No	No	—	—	—	—
Con-Agg of MO	Norris Quarries Plant #2	2302399	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Norris Quarries Plant #3	2301930	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Norris Quarries Stoner Sand	2302014	MO	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Plant # 65	2301922	MO	9	—	—	—	—	—	1,064	—	No	No	—	—	—	—
Con-Agg of MO	plant # 80	2302071	MO	6	—	—	—	—	—	266	—	No	No	—	—	—	—
Con-Agg of MO	Plant # 81	2302296	MO	10	—	—	—	—	—	798	—	No	No	—	—	—	—
Con-Agg of MO	Plant #83	2302338	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	RazorRock Branch 671	301603	AR	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Stanberry Sand Plant	2301557	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Con-Agg of MO	Wesphalia	2301908	MO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Concrete Supply	Oakland Sand River Plant	1401742	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Concrete Supply	Silver Lake Plant	1401702	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Continental Cement Company	Davenport Plant	1300125	IA	19	5	—	—	—	—	—	—	No	No	3	—	—	—
Continental Cement Company	Hannibal Underground	2302434	MO	104	37	—	—	—	—	68,201	—	No	No	33	—	39,142	—
Continental Cement Company	Owensville Plant	2301038	MO	4	—	—	—	—	—	133	—	No	No	—	—	—	—
Cornejo & Sons	Augusta Quarry	1400126	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Augusta Quarry	1400126	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Durbin Quarry	14-01719	KS	4	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Grove	1401539	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Kingsbury	1400624	KS	1	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Oxford Sand and Gravel	1400522	KS	3	1	—	—	—	—	661	—	No	No	—	—	—	—
Cornejo & Sons	Portable Plant #1	1401462	KS	3	2	—	—	—	—	700	—	No	No	—	—	—	—
Cornejo & Sons	Portable Plant #2	1401463	KS	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Portable Plant #3	1401464	KS	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Portable Plant #4	1400156	KS	1	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Portable Plant #5	1401648	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Portable Plant #6	1401828	KS	3	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Severy Quarry	1401584	KS	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Cornejo & Sons	Severy Quarry	1401584	KS	1	1	—	—	—	—	321	—	No	No	—	—	—	—
Cornejo & Sons	Wichita Sand and Gravel	1400543	KS	1	1	—	—	—	—	252	—	No	No	—	—	—	—
Hamm Companies	85.9	300566	AR	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	Astec Portable	1401807	KS	1	—	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	B3200 Contractor	B3200	KS	4	—	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	Buildex	2300319	MO	5	1	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	Contractor Stripping	B3200	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	Lip Man Rip Rap	1401709	KS	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	Lotawana Quarry	2301889	MO	4	—	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	LouisBurg	1400823	KS	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	LouisBurg Quarry	1400823	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Hamm Companies	Metso Portable	1401811	KS	—	—	—	—	—	—	—	—	No	No	—	—	—	—

Hamm Companies	Olathe Quarry	1401704	KS	6	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Companies	Plant # 80002	1401583	KS	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Companies	Plant # 80003	1401474	KS	2	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Companies	Plant # 80010	1401687	KS	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Companies	Plant # 80011	1401470	KS	4	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Companies	Plant # 80013	1401609	KS	4	1	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Companies	Plant #80006	1401471	KS	2	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Companies	Plant #80012	1401472	KS	6	—	—	—	—	—	120		—	No	No	—	—	—	—
Hamm Companies	Plant #81038	1401709	KS	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Companies	RDJ Portable	1401807	KS	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Quarries	Olathe	1401704	KS	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hamm Qurries	Woodbine	1401470	KS	—	—	—	—	—	—	—		—	No	No	—	—	—	—
HammQuarries	Lone Elm	1401474	KS	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Bassett Stone Company	1500004	KY	2	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Bourbon Limestone Company	1518415	KY	5	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Casey Stone Company	1500012	KY	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Cave Run Stone	1507194	KY	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Ewing Stone	4400234	VA	3	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Glass Sand and Gravel	1504261	KY	—	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Hinkle Contracting Company	Jellico Stone Company	4000057	TN	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Lake Cumberland Stone	1500099	KY	3	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Natural Bridge Stone	1500075	KY	1	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Pulaski Stone Company	1519092	KY	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Somerset Stone Company	1500094	KY	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Hinkle Contracting Company	Tipton Ridge Quarry	1500019	KY	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Bauer	4202465	UT	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Benjamin Quarry	4202528	UT	5	1	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Black Canyon 2100	1002146	ID	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Brigham	4202523	UT	5	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Burley Pit	1001668	ID	2	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Crusher 1	504296	CO	3	2	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Crusher 2	504645	CO	3	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Crusher 3	504593	CO	1	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Crusher 4	504594	CO	1	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Crusher1	504296	CO	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Elam Construction Inc	504593	CO	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Erda	4201479	UT	2	1	—	—	—	—	661		—	No	No	—	—	—	—
Kilgore Companies	ESG Portable 1	505047	CO	3	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Extec S-5 Track Mounted Screen sn9617	502366	CO	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Grey Goose	503869	CO	5	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Highland Pit	4200941	UT	6	2	—	—	—	—	1,093		—	No	No	—	—	—	—
Kilgore Companies	Hyrum	4202360	UT	7	—	1	—	—	—	144		—	No	No	—	—	—	—
Kilgore Companies	KC-Portable 2 (WY)	4801625	WY	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	KC-Portable 3 (WY)	4801626	WY	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Kolberg Portable Belt & Grizzly	4202384	UT	—	—	—	—	—	—	—		—	No	No	—	—	—	—
Kilgore Companies	Lewis & Lewis, Inc Pit #2	4801482	WY	3	2	—	—	—	—	1,288		—	No	No	13	—	—	—
Kilgore Companies	Maryland Creek	503800	CO	6	—	—	—	—	—	—		—	No	No	—	—	—	—

Kilgore Companies	Metso LT106Track Mounted Jaw Crusher	504872	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Mona Pit	4202212	UT	9	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Parleys Stone	4202102	UT	10	3	—	—	—	1	7,710	—	No	No	—	—	—	—
Kilgore Companies	Portable 3	4201823	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Portable 4	4202465	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	PORTABLE CRUSHER UNIT B	4201963	UT	4	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Portable Crusher, Unit F	4202042	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Powerscreen 2100-2	1002147	ID	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Rental Plant 1	504616	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Roadrunner Screen	1001916	ID	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Sierra Ready Mix Quarry Site	2602594	NV	5	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Snowstorm Portable Plant	501013	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Stockton Pit	4202480	UT	3	1	—	—	—	—	774	—	No	No	—	—	—	—
Kilgore Companies	Valley Pit	4200400	UT	6	1	—	—	—	—	500	—	No	No	—	—	—	—
Kilgore Companies	Walker Pit	1000772	ID	2	1	—	—	—	—	183	—	No	No	—	—	—	—
Kilgore Companies	Wash Plant 5	4201736	UT	1	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Washplant 1	504873	CO	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Washplant 2	504746	CO	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Washplant 3	504565	CO	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Washplant 4	503809	CO	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Washplant 5	4201736	UT	2	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	Wellsville Pit	4201960	UT	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Kilgore Companies	West Valley	4201980	UT	4	1	—	—	—	—	—	—	No	No	—	—	—	—
RK Hall Construction	Clements Pit	41-4129	TX	2	—	—	—	—	—	—	—	No	No	—	—	—	—
RK Hall Construction	Kirby Crusher #15	301958	AR	—	—	—	—	—	—	—	—	No	No	—	—	—	—
RK Hall Construction	Pope's Point	3401930	OK	2	—	—	—	—	—	400	—	No	No	1	—	—	—
RK Hall Construction	Sawyer Plant	3401950	OK	6	—	—	—	—	—	133	—	No	No	—	—	—	—
RK Hall Construction	XIT Quarry	4104785	TX	6	2	—	—	—	1	133	—	No	No	—	—	—	—
Troy Vines	Vines Portable Plant	4103607	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—
Troy Vines	Vines Sand and Gravel	4103348	TX	—	—	—	—	—	—	—	—	No	No	—	—	—	—